Exhibit 10(b)
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	1999 SENIOR EXECUTIVE COMPENSATION BONUS PROGRAM

The Senior Executive Bonus Program is a measure of the three areas often looked at when comparing results of different companies or in comparing current company results from one year to the next.

PURPOSE

1. To provide a motivational tool in the form of compensation to help executives focus on specific organizational goals to improve profits, surplus and service in all areas of the corporation.

2. To maintain competitive advantage in terms of recruitment and retention of senior executives.

3. To provide a plan based on EMC results and industry results, to provide a better measure of performance.

4.  Reward superior results more appropriately.

5. Provide a maximum bonus difficult to attain so there is incentive to strive for better results.

6. To provide a measure of safety to the company so that senior officers' total compensation is reduced if company performance declines.

GENERAL BONUS CALCULATION

The bonus plan uses production, surplus growth and the combined ratio, all valid measures of performance, as follows:

1. EMC WRITTEN PREMIUM - Compares consolidated written premium to a goal that is established each year.
2.  CHANGE IN SURPLUS
3. COMBINED RATIO - Compares EMC combined ratio to a target ratio established by the Committee each year. Also compares EMC's combined ratio to that of the industry.

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The initial Industry estimate published in December or January by A.M. Best will be the number used in the calculation regardless of any adjustments A.M. Best may make to the Industry number later in the year.
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ALL CALCULATIONS ARE ROUNDED TO THE NEAREST ONE TENTH OF ONE PERCENT.

The factors in each of the formulas are subject to change each year with final approval by the Senior Executive Compensation and Incentive Stock Option Committee.

WRITTEN PREMIUM

This component is based on actual net written premium growth compared to a consolidated written premium goal established each year and approved by the Committee.

Achieving goal results in a bonus contribution of plus 7.5 percent of salary. This changes by 1.5 percent for each 1.0 percent variation from goal, subject to a maximum contribution of plus 15.0 percent and a minimum contribution of minus 15.0 percent.

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The written premium component is determined as follows:
Percent of actual change, minus goal, plus 5.0, times 1.50.
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Example 1:	The goal equals 8.5 percent premium growth.
---------   The actual change equals 7.5 percent premium growth.
7.5 percent minus 8.5 percent equals minus 1 plus 5.0, equals 4.0 times 1.50 equals 6.0. The contribution in this example of written premium towards the total bonus is equal to 6.0 percent.
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Example 2:	The goal equals 5.7 percent premium growth.  The actual change
---------   equals minus 1.3 percent premium growth.
Minus 1.3 percent minus 5.7 percent equals minus 7.0 plus 5.0 equals minus 2.0 times 1.50 equals minus 3.0.
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Example 3:	The goal equals 4.7 percent premium growth.
---------   The actual change equals 9.8 percent premium growth.
9.8 percent minus 4.7 percent equals 5.1 percent plus 5.0 equals 10.1 times
1.50 equals 15.2 percent. The contribution in this example of written premium towards the total bonus equals plus 15.0 percent.
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(This component not to exceed plus or minus 15.0 percent of total bonus.)

SURPLUS

The component of surplus is based on the actual change in surplus. Each one percent change in surplus represents a change in bonus equal to .75 percent of salary subject to a maximum of 20.0 percent and a minimum of 0.0 percent.

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Note:  No bonus is payable if there is a decrease is surplus.
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Example 1:	Change in surplus equals plus 4.6 percent.
---------   Contribution towards total bonus from surplus component equals
            4.6 percent times .75 equals 3.5 percent.
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Example 2:	Change in surplus equals a minus 2.4 percent.  There would be
---------   no bonus because of the decrease in surplus.

Example 3:	Change in surplus equals a plus 10.7 percent.  Contribution
---------   towards total bonus from surplus component equals 10.7 percent times .75 equals 8.0 percent.
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COMBINED RATIO

The component for combined ratio is based on EMC's consolidated combined ratio relative to a target combined ratio on a trade basis, adjusted by a comparison of the EMC combined ratio to that of the industry.

The target combined ratio for 1999 is 104.0 percent. Current actuarial calculations estimate that a combined ratio of 104.0 percent produces a return on statutory surplus of 12.5 percent after taxes. This considers income from all sources including investment return on surplus and assumes a premium to surplus ratio of two to one.

The formula uses a target ratio of 104.0 percent which is subject to Committee approval each year. For each 1.0 percent change in the combined ratio, the bonus contribution changes 2.9 percent subject to a maximum contribution of plus 60.0 percent and a minimum contribution of minus
35.0 percent.

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First determine EMC's relationship to the industry by subtracting EMC's combined ratio from that of the industry.
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The initial Industry estimate published in December or January by A.M. Best will be the number used in the calculation regardless of any adjustments A.M. Best may make to the Industry number later in the year.

If the result is a positive number, subtract result (not to exceed 3.0 percent) from EMC's combined ratio to obtain adjusted combined ratio. Subtract adjusted combined ratio from target combined ratio, add 6.0, multiply by 2.90 to equal the bonus produced by the combined ratio component.

If the result is a negative number or 0.0, no adjustment is necessary and the EMC combined ratio is the adjusted combined ratio. Subtract the adjusted combined ratio from the target combined ratio, add 6.0, multiply by 2.90 to equal the bonus produced by the combined ratio component.
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The combined ratio formula is determined as follows:
104.0 minus the adjusted combined ratio plus 6.0 times 2.90.
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Example 1:	Industry ratio equals 101.6 percent.
---------   EMC ratio equals 97.1 percent.
            Adjustment * 101.6 minus 97.1 equals 3.0 (maximum adjustment allowed).
            Adjusted ratio * 97.1 minus 3.0 equals 94.1 percent. Target ratio equals 104.0 percent.
            104.0 percent minus 94.1 percent equals 9.9 plus 6 equals 15.9 times 2.90 equals 46.1 percent.
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The contribution towards total bonus from the combined ratio component equals 46.1 percent.
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Example 2:	Industry ratio equals 101.6 percent.
---------   EMC ratio equals 100.1 percent.
            Adjustment * 101.6 minus 100.1 equals 1.5 percent.
            Adjusted ratio * 100.1 minus 1.5 equals 98.6 percent. Target ratio equals 104.0 percent.
            104.0 percent minus 98.6 percent equals 5.4 percent plus 6.0 equals 11.4 percent times 2.90 equals 33.1 percent.
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The contribution towards the total bonus from the combined ratio component equals 33.1 percent.
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Example 3:	Industry ratio equals 101.6 percent.
---------   EMC ratio equals 110.1 percent.
            Adjustment - None (If EMC performance is worse than the industry average, use the EMC ratio in the formula).
            Adjusted ratio * 110.1.
            Target ratio equals 104.0 percent.
            104.0 percent minus 110.1 percent equals minus 6.1 plus 6.0 equals minus 0.1 times 2.90 equals minus 0.3.
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The contribution towards the total bonus from the combined ratio component equals minus 0.3 percent.
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Assuming each example represents one year, the bonus for the three years would be as follows:

Component        Example 1     Example 2     Example 3
---------        ---------     ---------     ---------
Written Premium    6.0%          -3.0%         15.0%
Surplus            3.5%          *0.0%          8.0%
Combined Ratio    46.1%          33.1%         -0.3%
                  -----          -----         -----
Total Bonus       55.6%             0%         22.7%

* Actual change in surplus was minus 2.4%. No bonus is payable since surplus decreased.

This represents the bonus for Vice Presidents. Factors would be applied as follows to arrive at the bonus calculations for Senior Vice Presidents, Executive Vice President, and President.

Position                        Example 1   Example 2   Example 3
--------                        ---------   ---------   ---------
Vice President                    55.6%         0%        22.7%
Senior VP      Multiply by 1.10   61.2%         0%        25.0%
Executive VP   Multiply by 1.20   66.7%         0%        27.2%
President      Multiply by 1.30   72.3%         0%        29.5%
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MAXIMUM BONUS

For Vice Presidents, the total bonus is the sum of the three components subject to a maximum of 75 percent of salary.

                                                Maximum Bonus
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For Vice Presidents, the percent of salary is       75.0 %

For Senior Vice Presidents, multiply the bonus
percentage by 1.10.                                 82.5 %

For Executive Vice President, multiply the bonus
percentage by 1.20.                                 90.0 %

For President, multiply the bonus percentage by
1.30.                                               97.5 %

EXECUTIVES ELIGIBLE FOR BONUS

Vice Presidents       Senior VP          Executive VP     President
---------------       ---------          ------------     ---------
Mark E. Reese         Margaret A. Ball   Fred A. Schiek   Bruce G. Kelley
Richard W. Hoffmann   John D. Isenhart
Douglas J. Zmolek     Ronald W. Jean
                      David O. Narigon
                      Raymond W. Davis
                      Donald D. Klemme


PLAN ADMINISTRATION

1. An executive must be on the payroll a minimum of six months before he/she is eligible for a bonus payment.

2. An executive terminating employment with the companies before the established date for the payment of bonuses will not be paid a bonus.

3. Executives retiring or becoming deceased or disabled before the established date for the payment of bonuses will receive a bonus on the basis of the portion of the year he/she was on the payroll.

4. If an executive becomes a member of the Policy Committee at some time during the year, they will receive a prorata bonus for that portion of the year they are a member.

5. If an executive is promoted during the year and/or given a salary increase, the bonus will be prorated on the basis of the position and/or the salaries paid for the specific position.

6. Deductions for federal and state income taxes, and FICA, if applicable, will be made from each bonus on the basis of IRS regulations.

7. Before any bonuses are paid, a member of KPMG Peat Marwick Auditing Firm will determine that the calculations are correct according to the bonus plan document.

8. The Executive Compensation Committee may, at its discretion adjust the bonus calculation for unusual or extenuating circumstances that unfairly impact the results.

    Such circumstances may include but are not limited to the following:
    1. Surplus declines due to an acquisition but other factors would have produced a bonus.
    2. Surplus decline is minimal and other factors produce a bonus.
    3. Required change in accounting methodology has a material affect on any of the factors.

9. If there is a disagreement or misunderstanding of the basis for the bonus or in the calculation in the amounts, the decision of the Senior Executive Compensation and Incentive Stock Option Committee will be final.